Exhibit 99.1

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On January 30, 2026, Pacific Biosciences of California, Inc. (“PacBio” or the “Company” or the “Seller”), completed the disposition of assets to Illumina Cambridge Limited (the “Buyer”), in accordance with the terms of an Asset Purchase Agreement, dated January 30, 2026 (the “Asset Purchase Agreement”), by and between the Company, the Buyer and Illumina, Inc., solely for purposes of Section 8.16 of the Asset Purchase Agreement, pursuant to which, among other matters, Buyer acquired certain intellectual property and other assets related to the Company’s short-read DNA sequencing technology and related clustering, sequencing reagent, and detection technologies (the “Asset Sale”). As consideration for the Asset Sale, the Buyer paid the Company $50.0 million in cash and assumed certain liabilities (the “Purchase Price”). In addition, Buyer granted to the Company a non-exclusive license to certain intellectual property included in the purchased assets. In connection with the Asset Sale, Buyer will pay at the Company’s direction 4% of the net proceeds from the Purchase Price to the former equity holders of Apton Biosystems, Inc. (“Apton”) related to the waiver of all remaining milestone obligations associated with the Company’s August 2023 purchase of Apton, which payment is expected in the first quarter of 2026. As a result, the Company received approximately $48.1 million in net cash proceeds from the Asset Sale.

The unaudited pro forma consolidated financial statements were derived from the Company’s historical consolidated financial statements for the respective periods. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 gives effect to the Asset Sale as if it had occurred on September 30, 2025. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024 give effect to the Asset Sale as if it had occurred on January 1, 2024.

The unaudited pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable as of the date of this Current Report on Form 8-K filed on February 2, 2026. Assumptions underlying the pro forma adjustments related to the Asset Sale are described in the accompanying notes. The pro forma adjustments reflected herein are based on management’s expectations regarding the Asset Sale. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the results of operations of future periods or the results of operations that actually would have been realized had the Asset Sale been executed on the dates or for the periods presented.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited December 31, 2024 consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on March 17, 2025, and the unaudited September 30, 2025 condensed consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q filed on November 6, 2025.

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2025

(in thousands, except par value)	Historical	Transaction accounting adjustments - Asset Sale		Pro forma
Assets
Current assets
Cash and cash equivalents	$56,467	$48,109	(a)	$104,576
Investments	242,187	—		242,187
Accounts receivable, net	30,616	—		30,616
Inventory, net	53,153	—		53,153
Prepaid expenses and other current assets	11,513	—		11,513
Short-term restricted cash	300	—		300
Total current assets	394,236	48,109		442,345
Property and equipment, net	22,127	—		22,127
Operating lease right-of-use assets, net	42,583	—		42,583
Long-term restricted cash	1,532	—		1,532
Intangible assets, net	16,143	—		16,143
Goodwill	317,761	—		317,761
Other long-term assets	8,776	—		8,776
Total assets	$803,158	$48,109		$851,267
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$16,362	$—		$16,362
Accrued expenses	29,172	2,721	(b)	31,893
Deferred revenue, current	16,049	—		16,049
Operating lease liabilities, current	621	—		621
Other liabilities, current	1,005	—		1,005
Total current liabilities	63,209	2,721		65,930
Deferred revenue, non-current	4,400	—		4,400
Operating lease liabilities, non-current	54,300	—		54,300
Convertible senior notes, net, non-current	645,159	—		645,159
Total liabilities	767,068	2,721		769,789

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value:
Authorized 50,000 shares; No shares issued or outstanding	—	—		—
Common stock, $0.001 par value:
Authorized 1,000,000 shares; issued and outstanding 301,853 shares at September 30, 2025	302	—		302
Additional paid-in capital	2,690,304	—		2,690,304
Accumulated other comprehensive income	415	—		415
Accumulated deficit	(2,654,931)	45,388	(c)	(2,609,543)
Total stockholders’ equity	36,090	45,388		81,478
Total liabilities and stockholders’ equity	$803,158	$48,109		$851,267

Refer to Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Nine Months Ended September 30, 2025

(In thousands, except per share amounts)	Historical	Transaction accounting adjustments - Asset Sale	Pro forma
		(d)
Revenue:
Product revenue	$96,793	$(469)	$96,324
Service and other revenue	18,567	(93)	18,474
Total revenue	115,360	(562)	114,798

Cost of Revenue:
Cost of product revenue	65,559	(10,249)	55,310
Cost of service and other revenue	11,709	(58)	11,651
Amortization of acquired intangible assets	4,711	(4,162)	549
Loss on purchase commitment	4,167	(3,897)	270
Total cost of revenue	86,146	(18,366)	67,780
Gross profit	29,214	17,804	47,018

Operating Expense:
Research and development	74,428	(2,933)	71,495
Sales, general and administrative	107,442	—	107,442
Impairment charges	15,000	(15,000)	—
Amortization of acquired intangible assets	363,708	(361,764)	1,944
Change in fair value of contingent consideration	(18,700)	18,700	—
Total operating expense	541,878	(360,997)	180,881

Operating loss	(512,664)	378,801	(133,863)
Interest expense	(5,214)	—	(5,214)
Other income, net	11,989	—	11,989
Loss before income taxes	(505,889)	378,801	(127,088)
Income tax provision	116	—	116
Net loss	(506,005)	378,801	(127,204)

Net loss per share:
Basic	$(1.69)	$—	$(0.43)
Diluted	$(1.69)	$—	$(0.43)
Weighted average shares outstanding used in calculating net loss per share:
Basic	299,303	—	299,303
Diluted	299,303	—	299,303

Refer to Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31, 2024

(In thousands, except per share amounts)	Historical	Transaction accounting adjustments - Asset Sale	Pro forma
		(d)
Revenue:
Product revenue	$136,149	$(5,290)	$130,859
Service and other revenue	17,865	(80)	17,785
Total revenue	154,014	(5,370)	148,644

Cost of Revenue:
Cost of product revenue	92,284	(13,204)	79,080
Cost of service and other revenue	14,057	(63)	13,994
Amortization of acquired intangible assets	9,393	(8,660)	733
Loss on purchase commitment	998	—	998
Total cost of revenue	116,732	(21,927)	94,805
Gross profit	37,282	16,557	53,839

Operating Expense:
Research and development	134,922	(5,863)	129,059
Sales, general and administrative	175,017	—	175,017
Impairment charges	184,500	(40,000)	144,500
Amortization of acquired intangible assets	18,006	(18,006)	—
Change in fair value of contingent consideration	(850)	850	—
Total operating expense	511,595	(63,019)	448,576

Operating loss	(474,313)	79,576	(394,737)
Gain on debt restructuring	154,407	—	154,407
Interest expense	(13,412)	—	(13,412)
Other income, net	23,783	—	23,783
Loss before income taxes	(309,535)	79,576	(229,959)
Income tax provision	316	—	316
Net loss	(309,851)	79,576	(230,275)

Net loss per share:
Basic	$(1.13)	$—	$(0.84)
Diluted	$(1.59)	$—	$(1.31)
Weighted average shares outstanding used in calculating net loss per share:
Basic	274,488	—	274,488
Diluted	288,366	—	288,366

Refer to Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated
Financial Statements

1.	Basis of Pro Forma Presentation

The accompanying unaudited pro forma financial statements of Pacific Biosciences of California, Inc. (the “Company”) were prepared in accordance with Article 11 of Regulation S-X and are based on the historical consolidated financial information of the Company. The consolidated financial information has been adjusted in the accompanying pro forma financial statements to give effect to the Asset Sale.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 gives effect to the Asset Sale as if it had occurred on September 30, 2025. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 give effect to the Asset Sale as if it had occurred on January 1, 2024.

2.	Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

Explanations of the adjustments to the pro forma condensed consolidated balance sheet are as follows:

a.	The Asset Sale gross consideration of $50.0 million (net proceeds of $48.1 million after deducting approximately $1.9 million to be paid by the Buyer to the former equity holders of Apton Biosystems, Inc. (“Apton”), in connection with the waiver of all milestone obligations related to the Company’s August 2023 purchase of Apton).

b.	Estimated transaction costs incurred in connection with the Asset Sale of approximately $2.7 million.

c.	Estimated gain on Asset Sale, net of estimated transaction costs.

3.	Adjustments to the Proforma Condensed Consolidated Statements of Operations

Explanations of the adjustments to the pro forma condensed consolidated statements of operations are as follows:

d.	To remove the direct historical results of operations associated with the Company’s short-read sequencing assets. Under the terms of the Asset Sale, no headcount will be transferred. Accordingly, research and development expense adjustments reflect only direct spend associated with the disposed assets.

The gain on Asset Sale is not included as a pro forma adjustment in the pro forma condensed consolidated statements of operations as it is a nonrecurring item. Such amount is only presented as an adjustment to accumulated deficit in the pro forma condensed consolidated balance sheet.